SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                 March 28, 2000

                            U.S. Wireless Data, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



     Colorado                  0-22848                      84-1178691
 ----------------            -----------                  ------------------
(State or other             (Commission                  (IRS Employer
 jurisdiction                File Number)                 Identification No.)
 of incorporation)



                          805 Third Avenue, 8th Floor
                               New York, NY 10022
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                    (Address of principal executive offices)


                    Registrant's Telephone Number, including
                            area code (212) 750-7766



                  --------------------------------------------
                 (Former Address, if changed since last report)

Item 1:    Change of Control

     All references to "we" or "us" contained in this Form 8-K refer to U.S. Wireless Data, Inc. The following descriptions of agreements we have entered into are summaries and are qualified by reference to the agreements we are filing as exhibits to this report.

     We have entered into a series of transactions which may be deemed to constitute a change of control. The transactions are outlined below:

     1. As previously reported, we issued warrants, exercisable at $.01 per share, to purchase an aggregate of 15,000,000 shares of our Common Stock (13,636,364 shares to ComVest Capital Management, LLC, an affiliate of Commonwealth Associates, L.P., and 1,363,636 shares to Dean M. Leavitt, our Chairman and Chief Executive Officer). ComVest exercised its warrant with respect to 7,920,000 shares, representing 25% of our outstanding Common Stock, and Mr. Leavitt exercised his warrant with respect to 792,000 shares in March 2000. The remaining warrants owned by ComVest (which are not fully exercisable until our shareholders approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock) would represent an additional 18% of our Common Stock if they are exercised.

     2. Commonwealth acted as placement agent in a private placement pursuant to which 506.16 Units have been sold at $100,000 per Unit for aggregate proceeds of $50,616,000 as of March 28, 2000. Each Unit consists of 10,000 shares of our Series C Convertible Preferred Stock (which is initially convertible into 66,667 shares of our Common Stock) and warrants to purchase Common Stock equal to 25% of the number of shares into which the Series C Convertible Preferred is convertible.

Description of Series C Convertible Preferred Stock

          The Series C Convertible Preferred has a liquidation preference of $10 per share, plus accrued and unpaid dividends. The holders of Series C Convertible Preferred are entitled to vote their shares of Series C Convertible Preferred on an as-converted basis with the holders of Common Stock as a single class on all matters submitted to a vote of the shareholders, except as otherwise required by applicable law and except that the holders of Series C Convertible Preferred voting separately as a class have the right to elect two directors to our Board of Directors.

          Each share of Series C  Convertible  Preferred is  convertible  at any time, subject to the approval by our shareholders of an amendment to our Articles of Incorporation to increase our number of authorized shares of Common Stock, at the option of the holder, into a number of shares of Common Stock determined by dividing the liquidation value by the conversion price, initially $1.50 per share, which is subject to adjustment for stock splits, recapitalizations and other similar events. If we issue shares of Common Stock at a price per share less than the then current conversion price, then, subject to certain exceptions, the conversion price will be automatically reduced to such lower price and the number of shares issuable upon conversion of the Series


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C  Convertible  Preferred  shall  be  increased  proportionately.  The  Series C
Convertible Preferred automatically converts into Common Stock (a) if, at any time commencing three months after June 17, 2000, the average closing bid price of our Common Stock exceeds 300% of the conversion price for 20 consecutive trading days or (b) upon a public offering of our securities that raises gross proceeds in excess of $30,000,000, provided the shareholders have approved an increase in our authorized capital to allow for the conversion of the Series C Convertible Preferred.

          The terms of the Series C Convertible Preferred may be amended, modified or waived by an agreement among us, Commonwealth and a committee to be designated by Commonwealth whose members hold in the aggregate not less than 20% of the outstanding Series C Convertible Preferred. Currently, on an as converted basis, the Series C Convertible Preferred represents approximately 51% of our outstanding voting capital stock, assuming the shareholders have approved an increase in our authorized capital to allow for the conversion of the Series C Convertible Preferred.

Description of Warrants

          Each warrant sold with a Series C Preferred Unit is exercisable for a period of seven years for an aggregate number of shares of Common Stock equal to 25% of the number of shares into which the Series C Convertible Preferred are convertible at an exercise price equal to the then conversion price. The initial exercise price is $1.50 per share, subject to adjustment under the same circumstances as the Series C Convertible Preferred. The warrants are callable for a nominal price at our option on 30 days' notice to the holders of the warrants if (a) the average closing bid price of our Common Stock for 20 consecutive trading days exceeds 300% of the exercise price, as adjusted, (b) our Common Stock is trading on a national securities exchange or Nasdaq SmallCap or National Market Systems, or (c) a registration statement covering the warrant shares has been declared effective and the warrant shares are not otherwise subject to any lock-up restrictions.

          The terms of the warrants may be amended, modified or waived by an agreement among us, Commonwealth and a committee to be designated by Commonwealth whose members hold in the aggregate not less than 20% of the outstanding warrants. Currently, on an as exercised basis, the warrants represent approximately 11% of our outstanding voting capital stock, assuming the shareholders have approved an increase in our authorized capital to allow for the exercise of the Series C Convertible Preferred.

Registration Rights and Lock-Up Agreement

          We have agreed to file a registration statement with respect to the shares of Common Stock issuable upon conversion of the Series C Convertible Preferred and exercise of the warrants under the Securities Act of 1933, as amended, within nine months of the closing of the private placement transaction. We have also agreed to certain "piggyback" registration rights with respect to the shares of Common Stock issuable upon conversion of the Series C Convertible Preferred and the exercise of the warrants.

          Each investor who purchased Units in the private placement agreed that it will not sell, transfer or otherwise dispose of any of our securities sold in the private placement for a period of one year following the closing of the transaction. Thereafter, investors may not sell, transfer or dispose of more than 25% of such securities during each of the following four 90-day periods. The lock-up period may be extended by Commonwealth for up to an additional six months from the closing of any public offering that is consummated prior to the end of the initial lock-up period, in which event there shall be no further lock-up at the end of such period. Our officers, directors and certain other existing shareholders agreed to substantially the same lock-up provisions on shares of Common Stock owned or acquired by them.

Affiliated Purchases

          Several of our officers and directors purchased Units in the private placement. Dean M. Leavitt, our Chief Executive Officer and Chairman purchased
2.5 Units, Charles I. Leone, our Chief Financial Officer and Chief Operating Officer purchased 1 Unit and Robert E. Robichaud, our former Chief Financial and Accounting Officer, Treasurer and Secretary purchased .75 of a Unit. Edwin Cooperman, one of our directors, purchased 1 Unit and each of Michael S. Falk and Amy Newmark, both also directors, purchased 2.5 Units. Barry Kaplan, also one of our directors, purchased 25 Units. Mr. Kaplan also received from Commonwealth at no charge a warrant to purchase 1.5 Units exercisable at $100,000 per Unit.

          3. As part of its compensation, Commonwealth received warrants to purchase 126.5 Units, exercisable at $100,000 per Unit , a commission of 7% of the gross proceeds raised in the Private Placement, which is equal to $3,543,120, and a structuring fee of 3% of the gross proceeds raised in the Private Placement, which is equal to $1,518,480. Pursuant to a prior agreement with Peter J. Solomon Securities Company Limited relating to financing transactions entered into by us, we issued to Peter J. Solomon Securities Company warrants to purchase 25.3 Units exercisable at $100,000 per Unit and paid a fee equal to $400,000.

          4. Commonwealth has the right under an Agency Agreement to designate two directors of our Board of Directors and the following individuals gave proxies to Commonwealth to vote for the election of such designees: Dean M. Leavitt, our Chairman, Chief Executive Officer and a member of our Board of Directors, Charles I. Leone, our Chief Financial Officer and Chief Operating Officer, John H. Perveiler, our Vice President/National Sales Manager, Marc R. Shultz, our Vice President of Business Development, and Barry Kaplan, Alvin Rice and Chester Winter, each members of our Board of Directors, and John M. Liviakis.

          5. As previously disclosed, four new directors joined our Board of Directors on March 29, 2000, including Michael S. Falk, a designee of Commonwealth and the co-founder and Chief Executive Officer of Commonwealth.


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


          As a result of the foregoing, Commonwealth Associates may be deemed to control us.

Item 5.    Other Items.

     A portion of the proceeds from the private placement described above were used as follows:

     We redeemed 1,500,000 shares of our Series B Convertible Preferred Stock from Bold Street, LLC, for a price equal to 125% of the liquidation value of the Series B Convertible Preferred, plus accrued dividends, and a warrant, expiring April 30, 2004, to purchase 150,000 shares of Common Stock at $2.28 per share. In connection with such redemption, Bold Street waived certain accrued penalties. Bold Street received certain "piggyback" registration rights as to the shares of Common Stock underlying the warrant.

     We redeemed 227,353 shares of our Series B Convertible Preferred and $1,000,000 of our outstanding 6% Convertible Debentures from RBB Bank Aktiengesellschaft for a price equal to 125% of the liquidation value or principal amount, as applicable, of the Series B Convertible Preferred and Debentures. In connection with such redemption, RBB Bank also waived certain accrued penalties.

     The balance of the 6% Convertible Debentures have been converted into Common Stock and 227,352 shares of Series B Convertible Preferred remain outstanding.

     In addition, as a result of the financing transactions described above, anti-dilution provisions of certain outstanding warrants were triggered and we were required to adjust the exercise prices and the number of shares of our Common Stock issuable upon the exercise of such warrants. Upon the exercise of these warrants, we will be required to issue an additional 823,801 shares of our Common Stock.

Item 7:    Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

          3. Certificate of Amendment to Articles of Incorporation filed March 10, 2000 (including Certificate of Correction filed March 16,
               2000).*

          4.1  Form of Unit Warrant*

          4.2  Form of Subscription Agreement*

          4.3  Form of Placement Agent Warrant*

          4.4  Form of Peter J. Solomon Securities Company Limited Warrant*

          4.5  Form of Bold Street, LLC Warrant*

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*    To be filed by amendment.

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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 12, 2000

                                U.S. WIRELESS DATA, INC.



                                By:  /s/ Dean M. Leavitt
                                     -------------------------------------------
                                     Dean M. Leavitt
                                     Chief Executive Officer







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